SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 22, 1999


                                   PSINet Inc.
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             (Exact name of registrant as specified in its charter)


         New York                   0-25812                      16-1353600
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(State or other jurisdiction         (Commission                (IRS Employer
        of incorporation)            File Number)            Identification No.)


  510 Huntmar Park Drive, Herndon, Virginia                          20170

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  (Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code (703) 904-4100



          (Former name or former address, if changed since last report)
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


Item 5.       Other Events

         On August 23, 1999, PSINet Inc. announced it had entered into a definitive agreement to acquire Transaction Network Services, Inc. (NYSE: TNI). The $720 million aggregate purchase price consists of $351 million in cash and up to 7.8 million shares of PSINet common stock. TNI shareholders may elect to receive cash, PSINet stock, or both. The stock portion of the transaction has been designed to achieve tax-free treatment for federal income tax purposes. Completion of the transaction is subject to a number of conditions, including receipt of TNI shareholder approval and regulatory approvals. A copy of the Agreement and Plan of Merger, dated August 22, 1999, is attached hereto as
Exhibit 2.1 and is incorporated herein by reference. The press release announcing the transaction is also attached hereto as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  Exhibit 2.1 Agreement and Plan of Merger, dated August 22, 1999, among PSINet Inc., PSINet Shelf I Inc. and Transaction Network Services, Inc.

                  Exhibit 99.1   Press release dated August 23, 1999

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 24, 1999                  PSINET INC.


                                         By:     /s/  David N. Kunkel
                                                       David N. Kunkel
                                                 Executive Vice President and
                                                 General Counsel

                                  EXHIBIT INDEX

Exhibit No.       Description                                     Location
-----------       -----------                                     --------

Exhibit 2.1       Agreement and Plan of Merger, dated                 5
                  August 22, 1999, among PSINet Inc.,
                  PSINet Shelf I Inc. and Transaction
                  Network Services, Inc.

Exhibit 99.1      Press release dated August 23, 1999                50